UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 30, 2017

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-19514 (Commission File Number)	73-1521290 (I.R.S. Employer Identification Number)

3001 Quail Springs Parkway Oklahoma City, OK (Address of principal executive offices)	73134 (Zip code)

(405) 252-4600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On October 30, 2017, in accordance with the bylaws of Gulfport Energy Corporation (the “Company”), the Board of Directors of the Company (the “Board”) appointed Paul D. Westerman as a member of the Board. As provided in the Company’s bylaws, Mr. Westerman will serve until the next Annual Meeting of Stockholders of the Company or until his earlier death, resignation or removal. The Board also appointed Mr. Westerman to serve on its compensation committee and its nominating and corporate governance committee.

Mr. Westerman has served as a Trustee and Director of the Westerman Family Trusts and Westerman Interest Inc., respectively, since 1999. From September 2011 to December 2012, Mr. Westerman served as Senior Executive Vice President and Chief Business Development Officer of J-W Energy Company, a diversified energy company engaged in exploration and production, energy services, midstream and manufacturing, among other businesses. Mr. Westerman joined J-W Energy Company in 1984 and, during his time there, he served in several other leadership roles, including as Chief Operating Officer. Prior to joining J-W Energy Company, Mr. Westerman served in various positions at Phillips Petroleum Company, Terra Resources and Kerr-McGee Corporation. Mr. Westerman has served on the Board of Directors of J-W Energy Company since 1996. Mr. Westerman previously served as a Director of Vintage Bank, Benedictine College, the Dallas Petroleum Club, the Dallas Wildcatters Association and the Dallas Hard Hatters Association. Mr. Westerman is also a member of the National Association of Corporate Directors and the Society of Petroleum Engineers. Mr. Westerman earned his bachelor’s degree in petroleum engineering from the University of Oklahoma and is a Registered Professional Engineer in the State of Texas.

The equity compensation provided by the Company to all of its non-employee directors includes an annual grant of restricted stock units with an aggregate value of approximately $125,000. In connection with his appointment to the Board, Mr. Westerman received restricted stock units under the Company’s 2013 Restated Stock Incentive Plan (the “Plan”), representing a pro-rated portion of the annual non-employee director grant to reflect his service on the Board commencing on October 30, 2017. Consistent with the awards granted to the other non-employee directors, Mr. Westerman’s restricted stock units will vest on the earlier of June 8, 2018 and the date of the 2018 Annual Meeting of Stockholders of the Company, provided Mr. Westerman is in continuous service on such date. Mr. Westerman will also receive the cash compensation offered to all of the Company’s non-employee directors for services on the Board and its committees, as disclosed in the Company’s definitive proxy statement on Schedule 14A, filed by the Company with the Securities and Exchange Commission on May 1, 2017.

Item 7.01. Regulation FD Disclosure

On November 3, 2017, the Company issued a press release announcing the matters described in Item 5.02 above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit
99.1	Press release dated November 3, 2017 entitled “Gulfport Energy Corporation Appoints Paul Westerman to its Board of Directors.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFPORT ENERGY CORPORATION

Date: November 3, 2017	By:	/s/ Keri Crowell
Keri Crowell
Chief Financial Officer